Exhibit 10.1

Loan Agreement

Amendment 3

THIS AGREEMENT made on June 1, 2015

BETWEEN:

Illumitry Corp., Ayasa 53, Yerevan

Armenia, 0015 (“Corporation”)

OF THE FIRST PART

AND:

Arusyak Sukiasyan, Ayasa 53, Yerevan

Armenia, 0015 (“Arusyak”)

OF THE SECOND PART

WHEREAS:

1)	Corporation requires funding in connection with business operations;

2)	Arusyak has agreed to loan up to US$30,000 (the “Loan”) to Corporation, on certain terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that if the Corporation needs more than the sum ELEVEN THOUSAND DOLLARS ($11,000.00), which are covered by Verbal Agreement, this Agreement becomes applicable and the parties hereto agree as follows:

a.	Arusyak hereby agrees to loan up to US$30,000 (the “Loan”) to Corporation on demand of the Corporation.
b.	Loan funds advanced shall be non-interest bearing, secured and payable upon demand.
c.	Any additional funds that Arusyak loans to Corporation subsequent to this Agreement shall be subject to the same terms as this Agreement, unless otherwise agreed in writing.
d.
In accordance to the registration statement of Corporation, if the proceeds from the offering shares will not be sufficient, Arusyak will loan to Corporation needed funds to complete the registration process, implement business plan, and maintain reporting status and quotation on the OTC Electronic Bulletin Board or other quotation service.

e.	Loan will be available for Corporation until Corporation will start to earn significant revenues, sufficient for ongoing operations and for payment of all expenses.
f.
The repayment of Arusyak’s loan to Corporation will start when Corporation will earn significant revenues. The repayment will be made in accordance to loaned amount of funds by Arusyak to Corporation for the time period from inception till last loan.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

Arusyak Sukiasyan / Illumitry Corp.

Authorized Signature   /s/ Arusyak Sukiasyan / Illumitry Corp.